GROVE VILLAGE LIMITED PARTNERSHIP

                              FINANCIAL STATEMENTS

                          Year Ended December 31, 2007







                                             PAILET, MEUNIER and LeBLANC, L.L.P.
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                       GROVE VILLAGE LIMITED PARTNERSHIP

                              FINANCIAL STATEMENTS

                          Year Ended December 31, 2007


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                                    CONTENTS
                                    --------

                                                                            PAGE
                                                                            ----

INDEPENDENT AUDITOR'S REPORT                                                   3

FINANCIAL STATEMENTS:

     Balance Sheets                                                          4-5

     Statements of Income                                                      6

     Statements of Changes in Partners' Equity                                 7

     Statements of Cash Flows                                                8-9

     Notes to Financial Statements                                         10-14

INDEPENDENT AUDITOR'S REPORT ON SUPPLEMENTARY INFORMATION                     16

     Balance Sheet Data                                                    17-18

     Statement of Income Data                                              19-22

     Statement of Changes in Partners' Equity Data                            23

     Statement of Cash Flows Data                                          24-25

     Supplementary Data Required by HUD                                    26-28

INDEPENDENT AUDITOR'S REPORT ON THE INTERNAL CONTROL                       29-30

INDEPENDENT AUDITOR'S REPORT ON COMPLIANCE WITH SPECIFIC
  REQUIREMENTS APPLICABLE TO MAJOR HUD PROGRAMS                               31

INDEPENDENT AUDITOR'S REPORT ON COMPLIANCE WITH SPECIFIC
  REQUIREMENTS APPLICABLE TO FAIR HOUSING AND NON-DISCRIMINATION              32

CERTIFICATION OF PARTNERS                                                     33

MANAGEMENT AGENT'S CERTIFICATION                                              34

AUDITOR INFORMATION                                                           35



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                       PAILET, MEUNIER and LeBLANC, L.L.P.
                          Certified Public Accountants
                             Management Consultants


                          INDEPENDENT AUDITOR'S REPORT
                          ----------------------------


To the Partners
Grove Village Limited Partnership
Portland, Oregon


We have audited the accompanying balance sheets of Grove Village Limited Partnership, owner of Grove Village Apartments, HUD Section 8 Contract Nos. TX16L00024 and TX16M000311, as of December 31, 2007, and the related statements of operatings, changes in partners' equity (deficit), and cash flows for the year then ended. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States) and the standards applicable to financial audits contained in Government Auditing Standards, issued by the Comptroller General of the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Grove Village Limited Partnership as of December 31, 2007 and the results of its operations, changes in partners' equity, and cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

In accordance with Government Auditing Standards and the Consolidated Audit Guide for Audits of HUD Programs issued by the U.S. Department of Housing and Urban Development, we have also issued a report dated June 30, 2008, on our consideration of Grove Village Limited Partnership's internal control, and reports dated June 30, 2008, on its compliance with specific requirements applicable to major HUD programs and specific requirements applicable to Fair Housing and Non-Discrimination. Those reports are an integral part of an audit performed in accordance with Government Auditing Standards and should be read in conjunction with this report in considering the results of our audit.



/s/ PAILET, MEUNIER and LeBLANC, L.L.P.
---------------------------------------

Metairie, Louisiana
June 30, 2008


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                       GROVE VILLAGE LIMITED PARTNERSHIP

                                 BALANCE SHEET

                               DECEMBER 31, 2007


                                     ASSETS

Rental property and equipment, at cost:
   Buildings, furnishings and equipment                            $  9,624,597
   Accumulated depreciation                                            (437,618)
                                                                   ------------
                                                                      9,186,979
   Land                                                                 876,846
                                                                   ------------
                                                                     10,063,825
                                                                   ------------
Restricted deposits:
   Other reserves                                                         1,750
   Tenant trust - security deposits                                      20,629
                                                                   ------------
                                                                         22,379
                                                                   ------------
Other assets:
   Cash                                                                  22,747
   Accounts receivable                                                  182,353
   Miscellaneous receivables                                              3,963
   Prepaid expenses                                                      11,115
   Intangible assets, net of amortization of $8,872                     344,621
                                                                   ------------
                                                                        564,799
                                                                   ------------

     TOTAL ASSETS                                                  $ 10,051,003
                                                                   ============




   The accompanying notes are an integral part of these financial statements.

                                       4
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                       GROVE VILLAGE LIMITED PARTNERSHIP

                                 BALANCE SHEET

                               DECEMBER 31, 2007


                        LIABILITIES AND PARTNERS' EQUITY


Liabilities:
     Mortgage note payable                                           $ 6,180,000
     Developer fee payable                                             1,487,120
     Notes payable - affiliate                                         2,047,334
     Accounts payable                                                    140,704
     Accrued interest payable                                            262,499
     General partner advances                                             30,455
     Construction costs payable                                          467,000
     Rents received in advance                                             5,960
     Tenant security deposits payable                                     20,629
                                                                     -----------
                                                                      10,641,701

     Partners' equity                                                      9,302
                                                                     -----------

               TOTAL LIABILITIES AND EQUITY                          $10,651,003
                                                                     ===========



   The accompanying notes are an integral part of these financial statements.

                                       5
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                       GROVE VILLAGE LIMITED PARTNERSHIP

                            STATEMENT OF OPERATIONS

                      FOR THE YEAR ENDED DECEMBER 31, 2007


Revenue:
     Rent, net                                                      $ 1,085,208
     Other                                                                8,514
                                                                    -----------
          Total Income                                                1,093,722
                                                                    -----------

Expenses:
     Administrative                                                     273,307
     Utilities                                                          387,778
     Operating and maintenance                                          227,961
     Taxes and insurance                                                178,458
     Interest                                                           598,348
     Other financial                                                      1,167
     Depreciation                                                       161,080
     Amortization                                                         5,846
                                                                    -----------
          Total expenses                                              1,833,945
                                                                    -----------

Operating income (loss) before partnership revenue (expenses)          (740,223)
     Partnership revenue                                                 57,204
     Other expenses                                                     (15,000)
                                                                    -----------

          Net income (loss)                                         $  (698,019)
                                                                    ===========




   The accompanying notes are an integral part of these financial statements.

                                       6
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                       GROVE VILLAGE LIMITED PARTNERSHIP

                    STATEMENT OF CHANGES IN PARTNERS' EQUITY

                      FOR THE YEAR ENDED DECEMBER 31, 2007


                                                       General        Limited
                                         Total         Partner        Partner
                                      -----------    -----------    -----------
Balance - January 1, 2007             $  (181,600)   $(1,321,275)   $ 1,139,675

Prior period adjustment                   148,570             15        148,555

Balance - January 1, 2007 - Restated      (33,030)    (1,321,260)     1,288,230

Contributions                             740,351              -        740,351

Net income (loss)                        (698,019)           (70)      (697,949)
                                      -----------    -----------    -----------

Balance - December 31, 2007           $     9,302    $(1,321,330)   $ 1,330,632
                                      ===========    ===========    ===========



   The accompanying notes are an integral part of these financial statements.

                                       7
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                       GROVE VILLAGE LIMITED PARTNERSHIP

                            STATEMENT OF CASH FLOWS

                      FOR THE YEAR ENDED DECEMBER 31, 2007

Cash flows from operating activities:
Net Income (Loss)                                                   $  (698,019)
                                                                    -----------
Adjustments to reconcile net income (loss) to net cash
  provided (used) by operating activities:
     Depreciation and amortization expense                              166,926
     Changes in certain assets and liabilities:
       Accounts receivable                                             (165,181)
       Prepaid expenses                                                 (11,115)
       Accounts payable                                                (182,873)
       Accrued interest payable                                         188,891
       Rent received in advance                                            (432)
       Tenant security deposits                                          (1,223)
                                                                    -----------

       Net cash provided (used) by operating activities                (703,026)
                                                                    -----------

Cash flow from investing activities:
     Additions to fixed assets                                       (3,988,494)
     Deposits to reserve accounts                                        (1,750)
     Proceeds from construction reserves                                218,691
                                                                    -----------
          Net cash provided (used) by investing activities           (3,771,553)
                                                                    -----------

Cash flow from financing activities:
     Proceeds from notes payable                                        595,806
     Contributions                                                      740,351
                                                                    -----------
          Net cash provided (used) by financing activities            1,336,157
                                                                    -----------

Net increase (decrease) in cash and equivalents
Cash and equivalents, beginning of year                              (3,138,422)
Cash and equivalents, end of year                                     3,161,169
                                                                    -----------
                                                                    $    22,747
                                                                    ===========


   The accompanying notes are an integral part of these financial statements.

                                       8
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                       GROVE VILLAGE LIMITED PARTNERSHIP

                            STATEMENT OF CASH FLOWS

                      FOR THE YEAR ENDED DECEMBER 31, 2007


Supplemental disclosure of cash flow information:
Cash paid for interest                                              $   409,457
                                                                    ===========

Supplemental schedule of non-cash investing and financing activities:

  Additions to fixed assets financed by:
     Developer fee payable                                          $   578,710
                                                                    ===========
     Construction costs payable                                     $   296,948
                                                                    ===========

Additions to fixed assets from reclassification of:
     Construction-in-progress                                       $ 2,339,377
                                                                    ===========




   The accompanying notes are an integral part of these financial statements.


                                       9
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                       GROVE VILLAGE LIMITED PARTNERSHIP

                         NOTES TO FINANCIAL STATEMENTS

                               DECEMBER 31, 2007



NOTE 1 - NATURE OF BUSINESS

Grove Village Limited Partnership (the Partnership) is a Oregon limited partnership which was formed in 2004 to own and operate a 232-unit apartment project (the Project) in Dallas, Texas. The Project was rehabilitated in conformity with the provisions of Section 42 of the Internal Revenue Code, including, but not limited to, complying with tenant eligibility and rent restrictions.

The Partnership was initially formed by and among the General Partner, Walker Guardian LLC, an Oregon limited liability company, and the Limited Partner, Walker Bridge L.L.C. The Partnership shall continue until January 1, 2050 unless terminated as provided by the Agreement of Limited Partnership. During 2006 a new limited partner WNC Housing Tax Credit Fund VI Series 13, L.P was admitted and Walker Bridge L.L.C. withdrew as the limited partner.

The Partnership has assumed existing contracts with the US. Department of Housing and Urban Development ("HUD") under the Section 8 Housing Assistance Payment Program, which covers 143 of the 232 housing units in the Project. The project receives a rent subsidy provided by HUD. During the year rental revenue from HUD totaled $798,165, representing 73 percent of total revenue. The rent subsidy contract with HUD expires August 31, 2008.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Method of Accounting
--------------------
The accrual method of accounting is used for financial statement purposes.

Depreciation
------------
Depreciation is computed for financial statement purposes using the straight-line method over the estimated useful lives of the related assets.

Amortization
------------
Amortization is computed on a straight-line basis. Financing costs are amortized over 5 years.

Income Taxes
------------
No income tax provision has been included in the financial statements since income or loss of the Partnership is required to be reported by the respective partners on their income tax returns.

Cash Equivalents
----------------
For purposes of the statement of cash flows, the Partnership considers all investment instruments purchased with a maturity of three months or less to be cash equivalents. At December 31, 2007, there were no cash equivalents.



                                       10
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                       GROVE VILLAGE LIMITED PARTNERSHIP

                         NOTES TO FINANCIAL STATEMENTS

                               DECEMBER 31, 2007



NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - (CONTINUED)

Estimates
---------
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts and disclosures.

Cost Capitalization
-------------------
 Costs that clearly relate to the rehabilitation of the project are capitalized. Costs are allocated to project components by the specific identification method.

Concentration of Credit
-----------------------
The Partnership maintains its cash in bank deposit accounts, which, at times, may exceed federally insured limits. The Partnership has not experienced any losses in such accounts. Management believes the Partnership is not exposed to any significant credit risk on cash and cash equivalents.

Accounts Receivable
-------------------
Accounts receivable are reported at the amount management expects to collect on balances outstanding at December 31, 2007. Management closely monitors outstanding balances and writes off all balances deemed uncollectible.

NOTE 3 - RELATED PARTY TRANSACTIONS AND PRIOR PERIOD

Developer fee payable
---------------------
Developer fees are owed to an affiliate of the general partner for services rendered during the rehabilitation of the project. There is no interest charged on the note. There were no payments made during the year. As of December 31, 2007 developer fee payable totaled $1,487,120 all of which was earned.

Property Management Fee
-----------------------
Management of the Project has been performed by an affiliate of the general partner. During the year ended December 31, 2007, management fees charged by the related entity totaled $56,795. Payments totaling $4,497 were made during 2007.

Asset Management Fee
--------------------
The operating agreement provides for the limited partner to be paid an annual asset management fee beginning in 2008 in the amount of $7,500 with annual increases of 3%. The fee is cumulative.

Other fees
----------
Tenant and employment background screening services of the Project has been performed by an affiliate of the general partner. During the year ended December 31, 2007, screening fees totaling $16,219 were earned by and paid to the related entity.


                                       11
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                       GROVE VILLAGE LIMITED PARTNERSHIP

                         NOTES TO FINANCIAL STATEMENTS

                               DECEMBER 31, 2007


NOTE 3 - RELATED PARTY TRANSACTIONS AND PRIOR PERIOD - (CONTINUED)

Land Acquisition Fee
--------------------
The partnership agreement provides for the general partner to be paid a land acquisition fee in the amount of $15,000 for services in locating, negotiating and closing on the purchase of the real property. As of December 31, 2007 land acquisition fee payable totaled $15,000, all of which was earned.

Guardian Management Loan
------------------------
A loan payable to an affiliate of the General Partner totaled $737;156 for 2007. The amounts relate to operating costs of the Project, financing costs and capital improvements to the Project. Under the terms of the Agreement of Limited Partnership, the loan bears interest at 9.5% per annum over a 40 year period. The note is not secured by the property and payments shall be made solely from Net Operating Income, sale or refinancing proceeds. No payments were made during 2007. As of December 31, 2007, interest charged and payable totaled $70,221 and $93,629, respectively, During 2007, a prior period adjustment was made to adjust prior year interest charged and accrued in the amount of $7,973.

Walker Bridge Loan
------------------
Under the terms of the Agreement of Limited Partnership, amounts advanced by Walker Bridge LLC bear interest at 9.5% per annum. No payments were made during 2007. Principal due on the note totaled $1,078,154 for 2007. The note is not secured by the property and payments shall be made solely from Net Operating Income, sale or refinancing proceeds. As of December 31, 2007, interest charged and payable totaled $102,705 and $136,940, respectively. During 2007, a prior period adjustment was made to adjust prior year interest charged and accrued in the amount of $140,597.

Notes Payable
-------------
The partnership has a Note Payable to Apartment Acquisition LLC in the face amount of $633,400 with an Initial discount of $451,726. The note is in connection with the purchase of the Project, for which Apartment Acquisitions LLC assigned the right to purchase the Project to the Partnership in exchange for a non-interest bearing note which has been discounted at 7.75%. The cumulative accretion of the discount totaled $50,350 at December 31, 2007. The accretion of the discount for 2007 is $33,216. The note is due in annual payments equal to Net Cash Flow. The note matures December 2020. The note is not secured by the property.

NOTE 4 - MORTGAGE PAYABLE

The partnership has a note payable to U.S. National Bank Association (the "Bank") in the amount of $6,180,000 for the acquisition and operations of the project. The Bank is also the trustee for the Bonds. Monthly payments of $37,384 are due beginning March, 2008 and the note is secured by the property. The note matures February 2023.



                                       12
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                       GROVE VILLAGE LIMITED PARTNERSHIP

                         NOTES TO FINANCIAL STATEMENTS

                               DECEMBER 31, 2007


NOTE 4 - MORTGAGE PAYABLE - (CONTINUED)

Affiliates of the general partner have personally guaranteed the Note Payable.

The following schedule outlines principal amounts due on the note:

          Year                                      Amount
          ----                                  ------------
          2008                                  $     27,953
          2009                                        71,352
          2010                                        76,896
          2011                                        81,704
          2012                                        86,819
          2013                                     5,835,276
                                                ------------
                                                $  6,180,000
                                                ============

NOTE 5 - DISTRIBUTIONS/RESIDUAL RECEIPTS

Distributions payable to partners from funds provided by rental operations are permitted by the regulatory agreement, provided: 1) surplus cash, as defined by HUD, is available for such purposes; 2) the Project is in compliance with all outstanding notices of requirements for proper maintenance; and, 3) there is no default under the regulatory agreement. As of December 31, 2007, there was no surplus cash available for distribution.

NOTE 6 - PARTNERS' CAPITAL

Since the formation of Partnership, total capital contributions of $ -0-, $304, and $2,130,351 have been received from the General Partner, the Special Limited Partner and the Limited Partner, respectively. The Limited Partner is required to make additional capital contributions of $912,877. No additional capital contributions are required by the General Partner and the Special Limited Partner.

NOTE 7 -CONSTRUCTION COSTS PAYABLE

The Partnership has entered into a construction contract for the rehabilitation of the project that provides for total construction costs of $4,676,052 all of which has been billed and $467,000 was payable as of December 31, 2007 all of which was retainage.


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